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                                                                    EXHIBIT 99.3
                                                              FORM OF PROXY CARD


                       FRIEDE GOLDMAN INTERNATIONAL INC.
                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                               OCTOBER 28, 1999

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Friede Goldman International Inc., a Mississippi corporation ("Friede Goldman"), hereby appoints J. L. Holloway and James A. Lowe, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Friede Goldman that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Friede Goldman to be held on Thursday, October 28, 1999, at 10:00 a.m., local time, at The Crowne Plaza, 200 East Amite Street, Jackson, Mississippi 39201, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the joint proxy statement/prospectus dated September 27, 1999:

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. Receipt of the joint proxy statement/prospectus dated September 27, 1999, is hereby acknowledged.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors' recommendation. The proxies cannot vote your shares unless you sign and return this card.

(1) Proposal to approve and adopt the Agreement and Plan of Merger dated as of June 1, 1999, as amended, between Friede Goldman and Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), relating to the merger of Halter Marine with and into Friede Goldman, with Friede Goldman surviving the merger;

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(2) Proposal to approve, subject to completion of the merger, an increase in the number of authorized directors of the Friede Goldman board of directors to 11;

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(3) Proposal to amend, subject to the completion of the merger, the provision of Friede Goldman's charter relating to the indemnification of officers and directors of Friede Goldman to make it as favorable as the indemnification provided to the current officers and directors of Halter Marine under the Halter Marine charter;

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(4) Proposal to amend, subject to the completion of the merger, the Friede Goldman 1997 equity incentive plan (a) to increase the number of shares available for grant from 10% to 15% of the total number of shares of common stock outstanding and (b) to increase the number of options which may be granted to some executive officers of Friede Goldman and Halter Marine pursuant to the transactions contemplated by the merger agreement; and

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(5) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                   (Continued and to be signed on other side)

                                EX 99.3 - Page 1
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                          (Continued from other side.)


                                                   -----------------------------

                                                   -----------------------------
                                                    Signature of Stockholder(s)

                                                   Please sign your name exactly
                                                   as it appears hereon. Joint
                                                   owners must each sign. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give your full title as it
                                                   appears thereon.

                                                   Date: ________________ , 1999

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

                                EX 99.3 - Page 2